EXHIBIT 10.2
ASSET PURCHASE AGREEMENT
     This Asset Purchase Agreement (the “Agreement”) is made and entered into this 30th day of May, 2008, between and among Capital Sleep Management, LLC, a Texas limited liability company (“Buyer”), Plano Sleep Center, Ltd., a Texas limited partnership (“PSC”), and Southlake Sleep Center, Ltd., a Texas limited partnership (“SSC”) (PSC and SSC are individually referred to herein as a “Seller” and are collectively referred to herein as the “Sellers”).
     This Agreement contemplates a transaction in which Buyer will purchase substantially all of the assets (and assume certain of the liabilities) of each of the Sellers.
     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows.
ARTICLE I
DEFINITIONS
     1.1 The following capitalized words and phrases have the stated meanings:
     “Accounts Receivable” means all rights to payment and accounts receivable owned or held by a Seller in connection with services provided on or after March 1, 2008 by such Seller, together with all interest, late charges, penalties, collection fees and other sums that may be due and payable in connection with such rights to payment or accounts receivable.
     “Acquired Assets” means all right, title, and interest in and to all of the assets of each Seller including, without limitation, all of (a) the tangible personal property identified on Schedule 1.1 attached hereto, (b) its Accounts Receivable, (c) its Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) to the extent assignable, its franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (e) the Seller Agreements and all rights thereunder, (f) its phone numbers and e-mail addresses; (g) its web sites and the contents thereof, and (h) its books, records, ledgers, files, documents, correspondence, lists, plats, engineering plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials relating in any way to the respective businesses of Sellers; provided, however, that the Acquired Assets shall not include (i) the charter, qualifications to conduct business as a foreign limited partnership, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, transfer books, and other documents relating to the organization, maintenance, and existence of each Seller as a limited partnership, (ii) any of the rights of Sellers under this Agreement (or under any side agreement between any Seller on the one hand and Buyer on the other hand entered into on or after the date of this Agreement), or (iii) any of the Excluded Assets.

     “Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.
     “Assumed Liabilities” means (a) all obligations of a Seller under the Seller Agreements either (i) to furnish goods, services and other non-Cash benefits to another party after the Closing, or (ii) to pay for goods, services and other non-Cash benefits that another party will furnish to it after the Closing, and (b) all Liabilities and obligations of Sellers set forth in Schedule 1.1(a) attached hereto.
     “Basis” means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.
     “Buyer Indemnitees” has the meaning set forth in Section 7.1 below.
     “Closing” has the meaning set forth in Section 2.1(d) below.
     “Closing Date” has the meaning set forth in Section 2.1(d) below.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Confidential Information” means any information concerning the business and affairs of any Seller that is not already generally available to the public other than as a result of a breach of this Agreement by any Seller.
     “Damages” has the meaning set forth in Section 7.1 below.
     “Environmental, Health, and Safety Laws” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state and local governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “Excluded Assets” means the assets listed on Schedule 1.1(b) attached hereto.
     “Financial Statements” has the meaning set forth in Section 3.7 below.
     “Graymark” means Graymark Healthcare, Inc., an Oklahoma corporation.

     “Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all assignable computer software (including data and related documentation), and (g) all copies and tangible embodiments thereof (in whatever form or medium).
     “Knowledge of Seller” means the actual knowledge after reasonable investigation by that specific Seller and its general partner. No knowledge will be imputed from one Seller to the other.
     “Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.
     “Material Adverse Effect” means, with respect to any Seller, any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets, liabilities, financial condition, results of operations or prospects of such Seller taken as a whole, other than as a result of: (i) changes adversely affecting the United States economy (so long as such Seller is not disproportionately affected thereby); (ii) changes adversely affecting the industry in which such Seller operates (so long as such Seller is not disproportionately affected thereby); (iii) the announcement or pendency of the transactions contemplated by this Agreement; (iv) changes in laws; or (v) acts of war or terrorism.
     “Most Recent Balance Sheet” means the balance sheet contained within the Most Recent Financial Statements.
     “Most Recent Financial Statements” has the meaning set forth in Section 3.7 below.
     “Most Recent Fiscal Month End” has the meaning set forth in Section 3.7 below.
     “Most Recent Fiscal Year End” has the meaning set forth in Section 3.7 below.
     “Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).
     “PBGC” means the Pension Benefit Guaranty Corporation.

     “Permitted Encumbrances” means the Security Interests specifically identified in Schedule 1.1(a) attached hereto as Security Interests affecting some or all of the Acquired Assets and that will not be released/terminated prior to Closing.
     “Person” means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof), or any other entity of any kind.
     “Security Interest” means any mortgage, pledge, lien, encumbrance, charge or other security interest of any kind or nature, other than liens for Taxes not yet due and payable.
     “Seller Agreements” means the agreements identified in Schedule 1.1(c) attached hereto.
     “Seller Indemnitees” has the meaning set forth in Section 7.2 below.
     “Subsidiary” means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.
     “Tax” means any federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
     “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
ARTICLE II
PURCHASE AND SALE OF ASSETS
     2.1 Basic Transaction.
     (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, at the Closing, Buyer shall purchase from Sellers, and Sellers shall sell, transfer, convey, and deliver to Buyer, free and clear of all Security Interests and restrictions on transfer other than the Permitted Encumbrances, all of the Acquired Assets for the consideration specified below in this Article II.
     (b) Delivery of Graymark Stock. Within five (5) days after the Closing Date, Buyer will deliver to Sellers that number of shares of Graymark common stock, par value $0.0001 per share (the “Graymark Stock”), having an aggregate Agreed Value equal to: (i) the sum of Nine Hundred Thousand Dollars ($900,000), minus (ii) the value of all Graymark Stock delivered to Sleep Center of Waco, LTD under that certain Asset

Purchase Agreement between Sleep Center of Waco, LTD and TCSD of Waco, LP of even date herewith (the “Waco Agreement”). For purposes of this Agreement, the “Agreed Value” per share of the Graymark Stock shall mean the average closing price for the Graymark Stock as reported by the OTC Bulletin Board for the ten (10) consecutive trading days ending on the third trading day immediately preceding the Closing Date. The parties agree that the shares of Graymark Stock to be delivered to Sellers shall be distributed among the Sellers as set forth in Schedule 2.1(b) attached hereto. In addition, Graymark, shall deliver to Seller options to purchase an additional amount of Graymark Stock equal to (i) 35,000 shares minus (ii) that number of optioned shares of Graymark Stock received by Sleep Center of Waco, LTD under the Waco Agreement; the exercise price for all such options shall be Five Dollars ($5.00) per share. Such options shall expire if not exercised on or before the second anniversary of the Closing Date.
     (c) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, Buyer shall assume and become responsible for all of the Assumed Liabilities at the Closing. Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of any Seller not included within the definition of Assumed Liabilities.
     (d) The Closing. Subject to and in accordance with the provisions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place via fax or electronically transmitted signatures (with originals to be delivered via overnight delivery), commencing at 9:00 a.m. local time on the third business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself), or at such other time and place as Buyer and Sellers may mutually determine (the “Closing Date”).
     (e) Deliveries at the Closing. At the Closing, (i) Sellers will deliver to Buyer the various certificates, instruments, and documents referred to in Section 8.1 below; (ii) Buyer will deliver to Sellers the various certificates, instruments, and documents referred to in Section 8.2 below; (iii) Sellers will each execute, acknowledge (if appropriate), and deliver to Buyer (A) a bill of sale in the form attached hereto as Exhibit “A”, and (B) such other instruments of sale, transfer, conveyance, and assignment as Buyer and its counsel reasonably may request; (iv) Buyer will execute, acknowledge (if appropriate), and deliver to Seller (A) an assumption agreement in the form attached hereto as Exhibit “B” and (B) such other instruments of assumption as Sellers and their counsel reasonably may request; and (v) Buyer will deliver to Sellers the consideration specified in Section 2.1(b) above.
ARTICLE III
REPRESENTATIONS AND WARRANTIES CONCERNING
THE TRANSACTION
     Each of the Sellers severally represents and warrants to Buyer that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing

Date were substituted for the date of this Agreement throughout this Article III) only with respect to itself and not as to any other party. PSC and SSC make these representations and warranties only as to themselves and not as to the operations of the other.
     3.1 Organization of Sellers. Seller is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Texas. Seller is not qualified or licensed to do business in any other jurisdiction. Attached hereto as Exhibit “C” are true, accurate and complete copies of the currently effective Certificate of Limited Partnership and Limited Partnership Agreement of Seller.
     3.2 Authorization of Transaction. Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller enforceable in accordance with its terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
     3.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of the Certificate of Limited Partnership or Limited Partnership Agreement of Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest or lien of any kind upon any of its assets), in each case excepting any such violation, conflict, breach or default which would not have a Material Adverse Effect. Except as described in Schedule 3.3, Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or other Person in order for the parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).
     3.4 Brokers’ Fees. Seller has no Liability or obligation to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated or to which the Acquired Assets could become subject.
     3.5 Title to Assets. Except as described on Schedule 3.5, Seller has good and marketable title to, or a valid leasehold interest in, all of the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Without limiting the generality of the foregoing, Seller has, or at Closing will have, good and marketable title to all of the Acquired Assets owned by such Seller, free and clear of any Security Interests (other than the Permitted Encumbrances) or restrictions on transfer.

     3.6 Subsidiaries. Seller has no Subsidiaries. Except as described on Schedule 3.6, Seller has no direct or indirect equity interest in any corporation, partnership, joint venture, business association or other entity.
     3.7 Financial Statements. Seller has delivered to Buyer copies of the following financial statements (collectively the “Financial Statements”) of Seller at Schedule 3.7: (i) unaudited balance sheets, statements of income, and statements of cash flows as of and for the fiscal years ended December 31, 2006 and December 31, 2007 (the “Most Recent Fiscal Year End”); and (ii) an unaudited consolidated balance sheet and statement of income (the “Most Recent Financial Statements”) as of and for the three months ended March 31, 2008 (the “Most Recent Fiscal Month End”). The Financial Statements (including the notes thereto) have been prepared on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Seller as of such dates and the results of operations of Seller for such periods, are true and correct in all material respects and do not contain any misstatement of a material fact or omit to state any material matter required to make such Financial Statements not misleading; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.
     3.8 Events Subsequent to Most Recent Fiscal Year End. To the Knowledge of Seller, since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Seller. Without limiting the generality of the foregoing, since that date:
     (i) Seller has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;
     (ii) Seller has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $5,000 or outside the Ordinary Course of Business;
     (iii) no party (including Seller) has accelerated, terminated, modified, or canceled any material agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which Seller is a party or by which it or any of its assets is bound;
     (iv) Seller has not imposed any Security Interest upon any of the Acquired Assets;
     (v) Seller has not made any capital expenditure (or series of related capital expenditures) either involving more than $5,000 or outside the Ordinary Course of Business;
     (vi) Seller has not made any capital investment in, any loan to, or any acquisition of the securities or assets of any other Person either involving more than $5,000 or outside the Ordinary Course of Business;

     (vii) Seller has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;
     (viii) there has been no change made or authorized in the Certificate of Limited Partnership or the limited partnership agreement of Seller;
     (ix) Seller has not declared, set aside or paid any distribution to its partners or redeemed, purchased or otherwise acquired any of its partnership interests;
     (x) Seller has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;
     (xi) Seller has not made any loan to, or entered into any other transaction with, any of its partners or employees outside the Ordinary Course of Business;
     (xii) Seller has not adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its employees (or taken any such action with respect to any other employee benefit plan);
     (xiii) there has not been any other occurrence, event, incident, action, failure to act, or transaction involving Seller that would have a Material Adverse Effect; and
     (xiv) Seller has not committed to any of the foregoing.
     3.9 Undisclosed Liabilities. Seller has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), and (iii) the Liabilities identified on Schedule 3.9 attached hereto.
     3.10 Legal Compliance. Seller has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced or, to the Knowledge of Seller, threatened against Seller alleging any failure so to comply.
     3.11 Tax Matters.
     (a) Seller has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by Seller (whether or not shown on any Tax Return) have been paid or will be paid in accordance with the applicable extensions. Except as described on Schedule 3.11, Seller currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of Seller that arose in connection with any failure (or alleged failure) to pay any Tax.
     (b) Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, partner, or other third party.
     (c) Seller has not waived any statute of limitations in respect of Taxes or agreed to an extension of time with respect to a tax assessment or deficiency.
     (d) The unpaid Taxes of Seller (i) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller in filing its Tax Returns.
     3.12 Real Property.
     (a) Seller does not own any real property.
     (b) Schedule 3.12(b) lists and describes briefly all real property leased by Seller. Seller has not subleased any real property. Correct and complete copies of each of the leases listed in Schedule 3.12(b) (as amended to date) are attached hereto as Exhibit “D”. Except as described on Schedule 3.12(b), with respect to each such lease:
     (i) the lease is legal, valid, binding, enforceable and in full force and effect;
     (ii) the lease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;
     (iii) no party to the lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;
     (iv) no party to the lease has repudiated any provision thereof;
     (v) there are no disputes, oral agreements, or forbearance programs in effect as to the lease;

     (vi) Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold;
     (vii) all facilities leased thereunder are supplied with utilities and other services necessary for the operation of said facilities;
     (viii) there are no pending or, to the Knowledge of Seller, threatened condemnation proceedings, lawsuits, or administrative actions relating to the parcel, or other matters affecting adversely the use, occupancy or value, or the marketability of title, thereof; and
     (ix) there are no parties (other than Seller) in possession of the parcel of real property.
     3.13 Intellectual Property.
     (a) Seller does not own any Intellectual Property.
     (b) To the Knowledge of Seller, Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties. Seller has never received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Seller.
     (c) Schedule 3.13(c) identifies each item of Intellectual Property that any third party owns and that Seller uses pursuant to license, sublicense, agreement or permission. Seller has delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date).
     (d) To the Knowledge of Seller, Seller will not interfere with, infringe upon, misappropriate or otherwise come into conflict with any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted and as presently proposed to be conducted.
     3.14 Tangible Assets. Seller owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. The parties acknowledge and agree that all tangible Acquired Assets are being conveyed to Buyer “AS IS, WHERE IS,” and no Seller makes any representation or warranty regarding the merchantability or fitness for a particular purpose of any tangible Acquired Asset.
     3.15 Contracts. Schedule 3.15 lists the following contracts and other agreements to which Seller is a party or is bound:

     (i) any agreement (or group of related agreements), for the lease of personal property to or from any Person;
     (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services;
     (iii) any agreement concerning a partnership or joint venture;
     (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation;
     (v) any agreement concerning confidentiality or noncompetition;
     (vi) any agreement involving any of the partners of Sellers and/or their respective Affiliates;
     (vii) any profit sharing, deferred compensation, severance or other plan or arrangement for the benefit of its current or former officers and/or employees;
     (viii) any collective bargaining agreement;
     (ix) any agreement for the employment of any individual on a full-time, part-time, consulting or other basis;
     (x) any agreement under which it has advanced or loaned any amount to any Person;
     (xi) any agreement under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations or future prospects of Seller; or
     (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $5,000.00.
A correct and complete copy of each written agreement listed in Schedule 3.15 (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Schedule 3.15 is attached hereto as Exhibit “E”. With respect to each of the Seller Agreements, except as set forth in Schedule 3.15: (A) the Seller Agreement is legal, valid, binding, enforceable and in full force and effect; (B) the Seller Agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under the Seller Agreement; and (D) no party has repudiated any provision of the Seller Agreement.

     3.16 Litigation. Schedule 3.16 sets forth each instance in which Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or (ii) is a party or, to the Knowledge of Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state or local jurisdiction or before any arbitrator.
     3.17 Employees. To the Knowledge of Seller, no executive, key employee or group of employees has any plans to terminate employment with Seller. Seller is not a party to or bound by any collective bargaining agreement, nor has Seller experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Seller has not committed any unfair labor practice. To the Knowledge of Seller, no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to employees of Seller.
     3.18 ERISA Compliance. Schedule 3.18 identifies each and every employee benefit plan, including each employee pension benefit plan and employee welfare benefit plan (as such terms are defined in ERISA), which is currently maintained by Seller.
     With respect to such plans the following apply:
     (a) Each such employee benefit plan complies in form and in operation in all respects with the applicable requirements of ERISA, the Code and all other applicable laws.
     (b) All required reports and descriptions including Forms 5500, the summary annual reports and summary plan descriptions have been filed or distributed appropriately with respect to each such employee benefit plan.
     (c) The requirements of Part VI of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such employee benefit plan which is an employee welfare benefit plan.
     (d) All contributions including all employer contributions and employee salary reduction contributions which are due have been paid to each such employee benefit plan which is an employee pension benefit plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such employee pension benefit plan or accrued in accordance with the past customs and practice of Seller. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such employee benefit plan which is an employee welfare benefit plan.
     (e) Each employee benefit plan which is an employee pension plan meets the requirements for qualification under Code Section 401(a).
     (f) The market value of assets of each such employee benefit plan which is an employee pension benefit plan other than a multi-employer plan equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with PBGC’s methods, factors and assumptions applicable to the employee pension benefit plan terminating on the date for determination.

     (g) Seller has delivered to Buyer correct and complete copies of all plan documents, summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 annual report and all related trust agreements, insurance contracts and other funding agreements which implement each such employee benefit plan.
     (h) With respect to each employee benefit plan that Seller maintains or ever has maintained or to which Seller contributes, ever has contributed, or ever has been required to contribute:
     (A) No such employee benefit plan which is an employee pension benefit plan (other than any multiemployer plan) has been completely or partially terminated or been the subject of a reportable event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such employee pension benefit plan (other than any multiemployer plan) has been instituted or, to the Knowledge of Seller, is threatened.
     (B) There have been no prohibited transactions with respect to any such employee benefit plan. No fiduciary has any liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any such employee benefit plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such employee benefit plan (other than routine claims for benefits) is pending or, to the Knowledge of Seller, is threatened.
     (C) Seller has not incurred any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any such employee benefit plan which is an employee pension benefit plan.
     (i) Seller has not ever contributed to, and has not ever been required to contribute to, any multiemployer plan, and has no material Liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any withdrawal Liability, under any multiemployer plan.
     (j) Seller has not ever maintained or contributed to, and has not ever been required to contribute to any employee welfare benefit plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

     3.19 Environment, Health, and Safety.
     (a) Seller has complied in all material respects with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against Seller alleging any failure so to comply. Without limiting the generality of the preceding sentence, Seller has obtained and been in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.
     (b) Seller has no Liability (and Seller has not ever handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.
     (c) To the Knowledge of Seller, all properties and equipment used in the business of Seller have been free of asbestos, PCB’s, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and other hazardous substances or wastes.
     (d) To the Knowledge of Seller, following the Closing, no material capital expenditures shall be required by Buyer to insure compliance with any Environmental, Health and Safety Law. To the Knowledge of Seller, there is no pending audit by any federal, state, or local governmental authority with respect to the storage, burial, release, transportation, or disposal of hazardous substances or wastes by Seller; or relating to the facilities of Seller. Seller does not have any agreement or arrangement with any foreign, federal, state, or local governmental authority or any other third party relating to any such environmental matter or environmental cleanup.
     (e) Seller has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests or monitorings possessed or initiated by Seller pertaining to hazardous materials or hazardous activities in, on or under any facility owned, leased or operated by Seller or concerning compliance by Seller with Environmental, Health, and Safety Laws.
     3.20 Certain Business Relationships With Seller. Except as described in Schedule 3.20, none of the partners of Seller or any of their Affiliates has been involved in any business arrangement or relationship with Seller within the past twelve months, and none of the partners of Seller or any of their Affiliates owns any asset, tangible or intangible, which is used in the business of Seller.

     3.21 Assumed Liabilities. All Liabilities of Seller to be assumed by Buyer hereunder have arisen in the Ordinary Course of Business, are bona fide and are properly recorded on the books of Seller.
     3.22 Partners. Schedule 3.22 identifies each of the partners of Seller and their respective ownership interests in Seller, and no other Person currently has the right to acquire any additional equity interests of Seller.
     3.23 Personnel. Schedule 3.23 lists all employees of Seller and their respective rates of compensation.
     3.24 Powers of Attorney. Except as described on Schedule 3.24, there are no outstanding powers of attorney executed on behalf of Seller.
     3.25 Insurance.
Seller has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the business in which it has engaged during the aforementioned period.
     3.26 Disclosure. The representations and warranties contained in this Article III do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article III not misleading.
     3.27 Consents. Except as provided in Schedule 3.3, no consent, approval or authorization of, or registration or filing with, any Person is required in connection with the execution and delivery of this Agreement by Seller or for the consummation by Seller of the transactions contemplated hereby.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER
     Buyer represents and warrants to Sellers that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).
     4.1 Organization. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Oklahoma.
     4.2 Authorization of Transaction. Buyer and Graymark each has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer and Graymark, enforceable in accordance with its terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

     4.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer or Graymark or any of their respective assets is subject or any provision of the organizational documents of Buyer or Graymark or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer or Graymark is a party or by which it is bound or to which any of its assets is subject. Neither Buyer nor Graymark is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.
     4.4 Brokers’ Fees. Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Sellers could become liable or obligated.
     4.5 Valid Issuance of Graymark Stock. The shares of Graymark Stock to be delivered to Sellers at Closing have been duly authorized and, upon issuance thereof in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.
     4.6 Acknowledgements by Buyer. Buyer hereby acknowledges that, since March 1, 2008, it has been managing the day-to-day operations of the two sleep diagnostic facilities owned by Sellers. Buyer further acknowledges that it has had an opportunity to ask questions of and receive answers from representatives of the Sellers concerning the Acquired Assets and the businesses and operations of the Sellers. Notwithstanding anything to the contrary herein, no such answers, information or disclosures provided by any representative of the Sellers shall be deemed to amend or supplement the representations and warranties made by any Seller herein or prevent or cure any misrepresentation, breach of warranty or breach of covenant by any Seller.
ARTICLE V
PRECLOSING COVENANTS
     5.1 Covenants. The parties agree as follows with respect to the period between the execution of this Agreement and the Closing:
     (a) General. Each of the parties will use commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VIII below).
     (b) Notices and Consents. Sellers will give any notices to third parties, and Sellers will use their best efforts to obtain any third party consents, that Buyer reasonably may request in connection with the matters referred to in Section 3.3 above.
     (c) Operation of Business. Sellers will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Buyer will operate the sleep disorder facilities of Sellers in accordance with the terms of the management agreements entered into between the parties.
     (d) Preservation of Business. Sellers shall keep their respective business and properties substantially intact, including their present operations, physical facilities, working conditions and relationships with lessors, licensors, suppliers, customers and employees.
     (e) Notice of Developments. Each party will give prompt written notice to the other parties of any material adverse development causing a breach of any of such party’s own representations and warranties (or any other party’s representations and warranties) in Articles III and IV above. No disclosure by any party pursuant to this Section 5.1(e), however, shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.
     (f) Exclusivity. During the term of this Agreement, none of Sellers will (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any securities, or any substantial portion of the assets, of any of Sellers (including any acquisition structured as a merger, consolidation or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Sellers will notify Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.
ARTICLE VI
COVENANTS
     Each of the Sellers hereby covenants and promises to Buyer and, where expressly stated, Buyer hereby covenants and promises to Sellers, the following:
     6.1 Employees. Buyer shall have no obligation to make an offer of employment to any employee of any Seller. Notwithstanding the preceding sentence, any employee of any Seller hired by Buyer shall become an employee of Buyer under Buyer’s plans and practices, and shall be subject to the terms and conditions of Buyer’s plans, including the terms of eligibility. At or prior to the Closing, each Seller shall pay to its employees all amounts owing to such employees for earned vacation and sick leave in accordance with such Seller’s current policies. Buyer shall not assume and shall not be obligated to continue or assume any employee benefit plan or any other type of employee benefit or compensation plan or arrangement or any employer payroll policy or practice established, maintained, or contributed to by any Seller. Buyer is not a “successor employer” with respect to any employee benefit plan of any Seller. Buyer and Sellers agree that the provisions of this Section 6.1 are solely between and for the benefit of Buyer and Sellers and do not inure to the benefit of, or confer rights upon, any third party, including any employee of Buyer or any Seller.
     6.2 Miscellaneous. Each Seller shall retain liability for and such Seller shall indemnify and hold Buyer harmless against:

     (A) All claims asserted by third persons for breach of contract, tort, infringement, violation of law, or other conduct occurring on or before the Closing Date in connection with the business of such Seller; and
     (B) All claims relating to compliance by such Seller with the applicable provisions of ERISA, the Code and other applicable laws.
     6.3 Due Diligence Investigation. For the purpose of permitting Buyer and its representatives to conduct a due diligence review (the “Diligence Review”) of Sellers, each Seller shall afford Buyer and its representatives full and complete access to the books and records, financial statements, Tax Returns, facilities, employees and such other information of such Seller as Buyer may reasonably request to evaluate the business, operations, properties, assets, Liabilities and prospects of such Seller. In connection with the Diligence Review, representatives of Buyer shall be entitled to consult with representatives, officers and employees of Sellers. The Diligence Review and any such consultations shall be conducted in a manner not to unreasonably interfere with the operation of the respective businesses of Sellers.
     6.4 Confidentiality. Any non-public information furnished to or obtained by Buyer from Sellers or any of their respective officers, employees, attorneys, accountants or authorized representatives in connection with the Diligence Review pursuant to Section 6.3 hereof shall be considered “Evaluation Material.” Evaluation Material shall not include public information or non-public information obtained by Buyer or its Affiliates or representatives from a third party who is lawfully in possession of such information and who has the legal right to transmit such information. In the event that the transactions contemplated by this Agreement are not consummated, Buyer (i) agrees to return to Sellers all written evaluation materials and copies thereof furnished by Sellers to Buyer, (ii) agrees to destroy all documents, notes and other work product derived from the Evaluation Material, and (iii) agrees to promptly confirm in writing to Sellers the fact of such destruction. Except as otherwise required by law, Buyer agrees to keep the Evaluation Material confidential, not to use the Evaluation Material for any purpose other than to the extent contemplated hereby, or permit any such Evaluation Material to be made available to third parties other than its designated representatives or agents who Buyer will direct to maintain the Evaluation Material confidential. The obligations of Buyer under the provisions of this Section 6.4 shall survive for a period of three (3) years after the date of any termination of this Agreement.
     6.5 Confidential Information. Each of the Sellers will treat and hold as such all of the Confidential Information, refraining from using any of the Confidential Information except in connection with this Agreement, and, following the Closing, will deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that any Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Seller will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6.5. If, in the absence of a protective order or the receipt of a waiver hereunder, such Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or governmental agency or else stand libel for contempt, such Seller may disclose the Confidential Information to the tribunal or governmental agency; provided, however, that such Seller shall use commercially reasonable efforts to obtain, at the request and expense of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate.
     6.6 Continued Existence of Sellers. Each Seller hereby covenants and agrees that it shall not dissolve or otherwise terminate its existence as a limited partnership for at least one (1) year after the Closing Date. But nothing herein shall require a Seller to continue any operations.
     6.7 Survivability. The provisions of this Article VI shall survive the Closing Date; provided, however, that in the event that the transactions contemplated hereby are consummated, Buyer’s obligations under Section 6.4 shall terminate as of the Closing Date.
ARTICLE VII
INDEMNIFICATION
     7.1 Survival of Representations and Warranties. All of the representations and warranties of the parties contained in this Agreement shall survive the closing of the transactions contemplated herein for a period of one (1) year. The parties intend to shorten the statute of limitations and agree that no claims or causes of action of any kind may be brought against any Seller, the Buyer or any of their respective partners, officers, employees, affiliates, controlling persons, agents, attorneys, accountants or representatives based upon, directly or indirectly, any of the representations, warranties, covenants or agreements contained herein after the first anniversary of the Closing Date. This Section 7.1 shall not limit any covenant or agreement of the parties which contemplates performance after the Closing including, without limitation, the covenants and agreements set forth in Article VI hereof, it being understood that all such covenants and agreements contemplating performance after the Closing shall survive until the expiration of the applicable statute of limitations.
     7.2 Indemnification by Sellers. Subject to the terms and conditions set forth herein, each Seller shall severally indemnify and hold harmless Buyer and its members, managers, officers, employees, attorneys, accountants, and other agents and Affiliates (collectively, the “Buyer Indemnitees”) in respect of any and all damages, losses, liabilities, payments, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, without limitation, reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) of any kind or nature whatsoever (collectively “Damages”) incurred by any Buyer Indemnitee as a result of, in connection with or arising out of:
     (i) Any inaccuracy in or breach of any representation or warranty made by such Seller herein; or
     (ii) Any breach or nonperformance (partial or total) of any covenant or agreement of such Seller contained herein.
     7.3 Indemnification by Buyer. Subject to the terms and conditions set forth herein, Buyer shall indemnify and hold harmless each of the Sellers and their respective partners, officers, employees, attorneys, accountants and other agents and Affiliates (collectively, the

“Seller Indemnitees”) in respect of any Damages incurred by any Seller Indemnitee as a result of, in connection with or arising out of:
     (i) Any inaccuracy in or breach of any representation or warranty made by Buyer herein; or
     (ii) Any breach or nonperformance (partial or total) of any covenant or agreement of Buyer contained herein.
     7.4 Third Party Indemnification. The obligations of the Sellers to indemnify the Buyer Indemnitees under Section 7.2 hereof and the obligations of the Buyer to indemnify the Seller Indemnitees under Section 7.3 hereof, in each case resulting from the assertion of liability by a third party (each, as the case may be, a “Claim”), shall be further subject to the following terms and conditions:
     (i) Any party against whom any Claim is asserted shall give the party (or the parties) required to provide indemnity hereunder written notice of such Claim promptly after learning of such Claim, and the indemnifying party may, at its option, undertake the defense thereof with counsel chosen by it but reasonably satisfactory to the indemnified party. Failure to give prompt notice of a Claim hereunder shall not affect the indemnifying party’s obligations under this Section 7.4, except to the extent the indemnifying party is materially prejudiced by such failure to give prompt notice. If the indemnifying party, within thirty (30) days after notice of any such Claim, or such shorter period as is reasonably required, fails to assume the defense of such Claim, the Buyer Indemnitee or the Seller Indemnitee, as the case may be (each, an “Indemnitee”), against whom such Claim has been made shall have the right, but shall not be obligated, to undertake the defense, compromise or settlement of such Claim on behalf and for the account and risk, and at the expense, of the indemnifying party.
     (ii) Anything in this Section 7.4 to the contrary notwithstanding, the indemnifying party shall not enter into any settlement or compromise of any action, suit or proceeding or consent to the entry of any judgment (A) which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such action, suit or proceeding, or (B) for other than monetary damages without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld.
     7.5 Limitations. Notwithstanding anything to the contrary in this Article VII, in no event shall the liability for indemnification of any Seller pursuant to Section 7.2 exceed the aggregate Agreed Value of the Graymark Stock delivered to such Seller pursuant to Section 2.1(b) hereof. For example, and as an illustration only, in the event the aggregate Agreed Value of the Graymark Stock delivered to PSC is $200,000, PSC’s maximum liability for indemnification pursuant to Section 7.2 would be $200,000.

ARTICLE VIII
CLOSING CONDITIONS
     8.1 Conditions to the Obligations of Buyer. Each and every obligation of Buyer hereunder shall be subject to the satisfaction, as of Closing, of each of the following conditions, each of which can be waived by Buyer, but only in writing:
     (a) All of the representations and warranties of Sellers set forth in Article III above shall be true and correct as of the date hereof and shall be deemed to have been made again at Closing and shall then be true and correct;
     (b) Sellers shall have procured all of the third party consents specified in Section 5.1(b) above;
     (c) Each of the covenants and other obligations of Sellers to be performed by them or any of them on or before Closing pursuant to the terms hereof shall have been duly performed and complied with in all material respects;
     (d) No action, suit, or proceeding shall be pending before any court or governmental agency or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of Buyer to own the Acquired Assets and to operate the former businesses of Sellers;
     (e) Each Seller shall have delivered to Buyer a certificate, in form reasonably satisfactory to Buyer, to the effect that each of the conditions specified above in Section 8.1(a)-(d) has been satisfied in all respects with respect to such Seller;
     (f) Buyer and its representatives shall have been provided full and complete access to the books and records, financial statements, Tax Returns, facilities, employees and such other information of Sellers as Buyer may have reasonably requested to evaluate the business, operations, properties, assets, Liabilities and prospects of Sellers. If, in its sole discretion, Buyer decides for any reason not to proceed with the transactions contemplated hereby, then Buyer may terminate this Agreement by giving notice thereof to Sellers on or prior to the Closing Date;
     (g) (i) Each of the Persons listed on Schedule 8.1(g)(i) shall have executed and delivered to Buyer a release in the form attached hereto as Exhibit “F” releasing PSC from any and all claims that such Person may have against PSC as of the Closing Date, and (ii) each of the Persons listed on Schedule 8.1(g)(ii) shall have executed and delivered to Buyer a release in the form attached hereto as Exhibit “G” releasing SSC from any and all claims that such Person may have against SSC as of the Closing Date;
     (h) All actions to be taken by Sellers or any of them in connection with consummation of the transactions contemplated hereby and all certificates, instruments,

and other documents required to effect the transactions contemplated hereby are reasonably satisfactory in form and substance to Buyer;
     (i) Icon Sleep Texas, LP (“Icon”) shall have executed and delivered to Buyer an agreement in form and substance satisfactory to Buyer in its sole discretion indemnifying Buyer against any inaccuracy in or breach of any of the representations and warranties made by Sellers in Sections 3.2, 3.3, 3.4 and/or the second sentence of Section 3.5 hereof;
     (j) All Security Interests (other than the Permitted Encumbrances) affecting the Acquired Assets (or any of them) shall have been terminated;
     (k) Buyer have entered into a Real Estate Lease Agreement with Southlake Sleep, LP covering the premises located at 620 E, Southlake Blvd, Southlake, Texas on terms satisfactory to Buyer in its sole discretion;
     (l) Buyer have entered into a Real Estate Lease Agreement with Coit Park, Inc. covering the premises located at 3604 Preston Road, Suite 300, Plano, Texas on terms satisfactory to Buyer in its sole discretion;
     (m) Charles Willis, II, M.D. (“Willis”) shall have assigned to Buyer all of his right, title and interest in and to that certain Lease Agreement, dated October 18, 2005, between Willis and Court Square Leasing Corporation (“CSL”), Buyer shall have assumed all obligations and liabilities of Willis arising or accruing under such Lease Agreement from and after the Closing Date, and CSL shall have consented in writing to such assignment and assumption;
     (n) Willis shall have assigned to Buyer all of his right, title and interest in and to that certain Lease Agreement, dated December 18, 2005, between Willis and US Express Leasing (“US Express”), Buyer shall have assumed all obligations and liabilities of Willis arising or accruing under such Lease Agreement from and after the Closing Date, and US Express shall have consented in writing to such assignment and assumption;
     (o) Icon shall have transferred to Buyer, free and clear of any Security Interests, all of the assets identified on Schedule 8.1(n) for a purchase price of $1,100,000. Such transfer shall be evidenced by a Bill of Sale executed by Icon in favor of Buyer in form and substance satisfactory to Buyer in its reasonable discretion;
     (p) FMB Medical Equipment LLC (“FMB”) shall have transferred to Buyer, free and clear of any Security Interests, all of the assets identified on Schedule 8.1(o) for a purchase price of $340,000. Such transfer shall be evidenced by a Bill of Sale executed by FMB in favor of Buyer in form and substance satisfactory to Buyer in its reasonable discretion; and
     (q) The transactions contemplated by the Waco Agreement shall have been consummated prior to or contemporaneous with the Closing.

     8.2 Conditions to the Obligations of Sellers. Each and every obligation of Sellers hereunder shall be subject to the satisfaction, as of Closing, of each of the following conditions, each of which can be waived by Sellers, but only in writing:
     (a) All of the representations and warranties of Buyer set forth in Article IV above shall be true and correct as of the date hereof and shall be deemed to have been made again at Closing and shall then be true and correct;
     (b) Each of the covenants and other obligations of Buyer to be performed by it on or before Closing pursuant to the terms hereof shall have been duly performed and complied with in all material respects;
     (c) No action, suit, or proceeding shall be pending before any court or governmental agency or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);
     (d) Buyer shall have delivered to Sellers a certificate, in form reasonably satisfactory to Sellers, to the effect that each of the conditions specified above in Section 8.2(a)-(c) has been satisfied in all respects; and
     (e) All actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby are reasonably satisfactory in form and substance to Sellers.
ARTICLE IX
TERMINATION
     9.1 Mutual Consent. This Agreement may be terminated by the mutual written consent of Buyer and Sellers.
     9.2 By Buyer.
     (a) Default. This Agreement may be terminated by Buyer if a material default shall be made by any Seller in the observance of or in the due and timely performance by them or any of them of any of the agreements or covenants of Sellers herein contained, or if there shall have been a material breach by any Seller of any of the warranties and representations of Sellers herein contained, or if the conditions of this Agreement to be complied with or performed by any of them at or before Closing shall not have been complied with or performed at the time required for such compliance or performance and such non-compliance or non-performance shall not have been waived by Buyer.
     (b) Due Diligence Review. Buyer may terminate this Agreement in accordance with the terms of Section 8.1(f).

     9.3 By Sellers. This Agreement may be terminated by Sellers if a material default shall be made by Buyer in the observance of or in the due and timely performance by Buyer of any of the agreements or covenants of Buyer herein contained, or if there shall have been a material breach by Buyer of any of the warranties and representations of Buyer herein contained, or if the conditions of this Agreement to be complied with or performed by Buyer at or before Closing shall not have been complied with or performed at the time required for such compliance or performance and such non-compliance or non-performance shall not have been waived by Sellers.
     9.4 Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, 9.2 or 9.3 above, all rights and obligations of the parties hereunder shall terminate without any liability to any other party hereto; provided, however, that if the basis of termination is a material breach or default by Buyer, on the one hand, or any Seller, on the other hand, of one or more of the provisions of this Agreement, the party or parties then in breach or default shall be liable to the nonbreaching party or parties for all damages resulting from such breach or default; and further provided, however, that Buyer’s obligation to treat Evaluation Material in a confidential manner, as set forth in Section 6.4 above, shall survive any such termination.
ARTICLE X
FEDERAL SECURITIES LAWS
     10.1 Unregistered Stock. Each of the Sellers hereby acknowledges that the shares of Graymark Stock to be delivered to it pursuant to this Agreement will not be registered (referred to sometimes herein as “Unregistered Stock”) under the Securities Act of 1933, as amended (the “Act”), or any other securities law. Accordingly, such Unregistered Stock is not freely transferable except as permitted under various exemptions contained in the Act and the rules and regulations of the U.S. Securities and Exchange Commission interpreting said Act. Each of the Sellers therefore covenants, warrants and represents that none of the shares of Graymark Stock issued to it in accordance with this Agreement will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Act and the rules and regulations of the Securities and Exchange Commission and all applicable state securities laws.
     10.2 Legend. All Unregistered Stock issued in accordance with this Agreement shall bear the following legend (or a legend substantially similar thereto):
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY OTHER SECURITIES LAW, AND NO REOFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE UNLESS, IN THE WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, SUCH TRANSACTION WILL NOT REQUIRE REGISTRATION UNDER THE ACT OR ANY OTHER SECURITIES LAW.

     10.3 Securities Law Representations. As of the Closing Date, each of the Sellers hereby makes the following representations and warranties to and for the benefit of Buyer and Graymark:
     (a) Such Seller has been provided with the various filings described in Schedule 10.3, and has been provided as much time and opportunity as it deemed appropriate to review and study such information and to consult with Buyer and Graymark regarding the merits and risks of the transactions contemplated by this Agreement;
     (b) Such Seller has had adequate opportunity to ask questions of and receive answers from representatives of Buyer and Graymark concerning any and all matters pertaining to Buyer and Graymark and the transactions contemplated by this Agreement which it deemed appropriate;
     (c) Such Seller is the true party in interest and is not acquiring any of the Graymark Stock for the benefit of any other Person; provided, however, that such Seller intends to transfer its shares of Graymark Stock to certain partners and creditors in part to satisfy certain obligations, subject to and in accordance with subsection (e) below;
     (d) The Graymark Stock being acquired hereunder by such Seller is being acquired for its own account for investment, and is not being acquired with a view to resale, redistribution, subdivision or fractionalization thereof; provided, however, that such Seller intends to transfer its shares of Graymark Stock to certain partners and creditors in part to satisfy certain obligations, subject to and in accordance with subsection (e) below;
     (e) Prior to any transfer or assignment of shares of Graymark Stock to any of its partners or creditors as contemplated in this Agreement, such Seller shall cause to be delivered (i) to each of its assignees, with each assignee’s written confirmation of receipt, the various filings described in Schedule 10.3(e) and as supplemented with all additional reports filed by Graymark with the U.S. Securities and Exchange Commission following the Closing Date, and (ii) to Graymark written representations of the assignee that the assignee qualifies as an “accredited investor” as defined in Rule 501(a) of Regulation D as promulgated by the U.S. Securities and Exchange Commission in effect at the time of the assignment of the Graymark Stock and representations substantially the same as those set forth in subsections (a), (b), (c) and (d) above and subsections (f) and (g) below. Any assignment of any of the Graymark Stock shall require the consent of Graymark, which consent shall not be unreasonably withheld when all conditions of transfer or assignment set forth herein are complied with or waived in writing by Graymark;
     (f) Such Seller has such knowledge and experience in financial and business matters and investments in general that it is capable of evaluating the merits and risks of the ownership of the Graymark Stock by it; and

     (g) Such Seller understands that the Graymark Stock that it will receive cannot be readily sold without compliance with applicable state and federal securities laws.
     10.4 Piggyback Registrations.
     (a) Right to Piggyback. In the event shares of common stock of Graymark are to be registered by Graymark under the Securities Act of 1933, as amended (the “Securities Act”), within twelve months after the Closing Date, and the form of registration statement to be used permits the inclusion of the Graymark Stock therein (a “Piggyback Registration”), Graymark will give prompt written notice to all Sellers of its intention to effect such a registration and will include in such registration, subject to the provisions of Section 10.4(b), all Graymark Stock with respect to which Graymark has received written requests for inclusion therein within twenty-one (21) days after Graymark’s notice has been given. Graymark shall pay all registration expenses for such Piggyback Registration. This Section 10.4 shall not apply to a registration effected solely to implement an employee benefit plan or to any other form or type of registration which does not permit inclusion of Graymark Stock, including without limitation Form S-4 and Form S-8.
     (b) Priority on Registrations. If a Piggyback Registration is an underwritten offering and the managing underwriters advise Graymark in writing that in their opinion the number of securities requested to be included in such offering creates a substantial risk that the price per share of Common Stock will be reduced or that the number of securities requested to be included is greater than the underwriters are prepared to sell, Graymark will include in such registration prior to the Graymark Stock, the securities proposed to be sold by Graymark and by any other person granted registration rights senior to the Graymark Stock. Graymark will then include in such registration the Graymark Stock requested to be included in such registration which in the opinion of such underwriters can be sold in such offering without creating such a risk or exceeding such number, pro rata among the Sellers on the basis of the number of shares of Graymark Stock owned by such Sellers, with further successive pro rata allocations among the Sellers if any such Seller has requested the registration of less than all the Graymark Stock entitled to registration. Nothing in this Agreement shall prohibit Graymark from granting registration rights senior to the rights granted herein with respect to the Graymark Stock. In the event that a Piggyback Registration for which Graymark gives notice under Section 10.4(a) is for holders of Graymark’s securities other than the Sellers and is pursuant to the exercise by such other holders of demand registration rights granted to them after the date hereof, then no Seller shall be entitled to sell shares in such Piggyback Registration except with the consent of (and subject to such limitations and restrictions as are imposed by) such other holders.
     (c) Indemnification. Graymark agrees to indemnify, to the fullest extent permitted by law, each Seller, or assignee of the Graymark Stock hereunder, against all losses, claims, damages, liabilities and expenses (including without limitation reasonable and customary attorneys’ fees) caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Graymark by such Seller, or any Seller assignee of the Graymark Stock hereunder, expressly for use therein or by such Seller’s or assignee’s failure to deliver a copy of the prospectus or any amendments or supplements thereto. In connection with any registration statement in which a Seller, or any Seller assignee of the Graymark Stock hereunder, is participating, each such Seller, or assignee of the Graymark Stock hereunder, severally, but not jointly, shall indemnify Graymark, its affiliates, officers, directors and each person who controls Graymark (within the meaning of the Securities Act), insofar as and to the extent that losses, claims, damages, liabilities, and expenses (including without limitation reasonable and customary attorneys’ fees) are caused by any untrue statement of a material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Seller, or assignee of the Graymark Stock hereunder, expressly for use therein.
ARTICLE XI
MISCELLANEOUS
     11.1 Press Releases and Public Announcements. The parties agree that Buyer and/or Graymark may issue a press release or make other disclosure of this Agreement at such times and in the manner which they believe is necessary or appropriate. Prior to issuing any such press release or other disclosure, Buyer shall first advise Sellers. None of the Sellers shall make any press release or other public disclosure of this transaction without the prior written consent of Buyer.
     11.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.
     11.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof including, without limitation, that certain letter agreement, dated as of January 24, 2008, between Sleep Development Group, LP and Graymark.
     11.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).
     11.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
     11.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
     11.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) if served personally, on the day of such service, or (ii) if mailed by certified or registered mail (return receipt requested), on the second business day after mailing, and (iii) if transmitted by recognized overnight carrier, on the next business day after tender to the carrier. Such communications shall be sent to the following addresses:

If to Sellers:	Sleep Development Group, L.P.
620 E. Southlake Blvd.
Southlake, Texas 76092
Attn: Thomas Whitaker

Copy to:	Law Offices of Bert Starr
2701 N. Dallas Parkway, Ste 540
Plano, Texas 75093
Attn: Bert Starr

If to Buyer:	Capital Sleep Management, LLC
305 N. Bryant
Edmond, OK 73034
Attn: Vahid Salalati

Copy to:	Hartzog Conger Cason & Neville
1600 Bank of Oklahoma Plaza
201 Robert S. Kerr
Oklahoma City, OK 73102
Attn: Steven C. Davis and John D. Robertson
Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.
     11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Texas.

     11.9 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
     11.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
     11.11 Expenses. Each of Buyer and Sellers will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.
     11.12 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.
     11.13 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.
     11.14 Litigation Expense. In any action brought by a party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the other parties to such action such party’s reasonable attorneys’ and accountants’ fees, court costs and other expenses incidental to such litigation.
     11.15 Specific Performance. Each of the parties acknowledges and agrees that the other party will be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in addition to any other remedy to which it may be entitled, at law or in equity.
     11.16 Payment of Sales Taxes. Buyer agrees that it shall be responsible for, pay and discharge all sales and/or excise taxes, if any, imposed by the State of Texas or any other county or municipal taxing authority on the transactions to be performed pursuant to this Agreement including, without limitation, the sale of furniture, fixtures and equipment. At the Closing, Buyer shall remit to Sellers all such amounts believed to be owed with regard to the sale of the Acquired Assets. Should any Seller be assessed any additional or other amounts of sales taxes or assessments not collected from Buyer at the Closing, such Seller shall notify Buyer of said assessment and Buyer shall have the opportunity to contest and defend such additional assessments. If it is ultimately determined that any additional sales and/or excise taxes are required to be paid in connection with the transactions contemplated herein, then Buyer shall immediately pay such taxes.
     11.17 Completion of Schedules and Exhibits. The parties acknowledge that certain of the Schedules and the Exhibits to this Agreement have not been prepared as of the date of this Agreement. The parties will cooperate with each other in preparing such Schedules and Exhibits following the execution of this Agreement. All final Schedules and Exhibits must be in a form satisfactory to Buyer in its sole discretion.
*****

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BUYER:	CAPITAL SLEEP MANAGEMENT, LLC
By:
Name:
Title:

SELLERS:	PLANO SLEEP CENTER, LTD., a Texas limited partnership
	By:	SC Plano Lab, LLC, its General Partner

By:
Name:
Title:

SOUTHLAKE SLEEP CENTER, LTD., a Texas limited partnership
By:	Southlake SC, LLC, its General Partner

By:
Name:
Title:

JOINDER BY GRAYMARK HEALTHCARE, INC.
     Graymark Healthcare, Inc., an Oklahoma corporation and the sole member of Capital Sleep Management, LLC, hereby joins in this Asset Purchase Agreement for the sole purpose of guaranteeing the delivery of the Graymark Stock pursuant to Section 2.1(b) thereof.
     Dated this ___ day of May, 2008.

GRAYMARK HEALTHCARE, INC.
By:
Name:
Title:

EXHIBIT “A”
BILL OF SALE
     This Bill of Sale is executed and delivered pursuant to that certain Asset Purchase Agreement, dated as of _______________, 2008 (the “Agreement”), between and among SDC Holdings, LLC, an Oklahoma limited liability company (“Buyer”), _____________________, a Texas limited partnership (“Seller”), and certain other parties. Terms defined in the Agreement and not otherwise defined herein are used herein with the meanings so defined.
     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Seller hereby SELLS, CONVEYS, TRANSFERS, ASSIGNS and DELIVERS to Buyer, and Buyer hereby purchases and acquires from Seller, all of the assets described on Schedule 1 attached hereto (the “Assets”) (and all assignable warranties and guarantees, if any, express or implied, in connection with the Assets to the extent transferable) free and clear of all claims, liens, Security Interests and other encumbrances of any kind or nature other than the Permitted Encumbrances. Seller shall cooperate with Buyer, its successors and assigns in securing the performance of any warrantor or guarantor under any warranty, guarantee, or other agreement assigned to the Buyer pursuant to this Bill of Sale or any work that the Buyer, its successors or assigns believe in good faith should be performed by any warrantor or guarantor pursuant to such warranties or guarantees.
     2. THIS BILL OF SALE IS EXECUTED PURSUANT TO THE AGREEMENT, AND THE TERMS AND CONDITIONS OF THE AGREEMENT, INCLUDING THE REPRESENTATIONS AND WARRANTIES CONCERNING THE ASSETS CONVEYED HEREBY, APPLY TO THIS BILL OF SALE AS IF FULLY INCORPORATED HEREIN. THE ASSETS ARE TRANSFERRED AND SOLD SUBJECT TO AND WITH THE BENEFIT OF ALL THE REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN THE AGREEMENT.
     3. This Bill of Sale is made without assumption of any Liabilities, obligations or debts of Seller, except as expressly provided in the Agreement or the Assumption Agreement executed contemporaneously herewith.
     4. At any time or from time to time after the date hereof, Seller shall execute and deliver or cause to be executed and delivered to the Buyer, its successors and assigns such other instruments and take or cause to be taken such other actions as may reasonably be requested in order to carry out the intent and purposes of the Agreement and this Bill of Sale and to more effectively vest title to the Assets and all warranties and guarantees related to the Assets in the Buyer and its successors and assigns.
     5. The parties acknowledge and agree that all tangible Assets are being conveyed to Buyer “AS IS, WHERE IS,” and no Seller makes any representation or warranty regarding the merchantability or fitness for a particular purpose of any tangible Asset.

     IN WITNESS WHEREOF, Seller has caused this instrument to be executed by its duly authorized officer this ___ day of ____________, 2008.

By:	_______________, its General Partner

By:
Name:
Title:

SCHEDULE 1
[INSERT TO COME]

EXHIBIT “B”
ASSUMPTION AGREEMENT
     THIS ASSUMPTION AGREEMENT (the “Assumption Agreement”), between Capital Sleep Management, LLC, a Texas limited liability company (“Buyer”), and Plano Sleep Center, Ltd., a Texas limited partnership (“PSC”), and Southlake Sleep Center, Ltd., a Texas limited partnership (“SSC”) (PSC and SSC are collectively referred to herein as the “Sellers”), is executed and delivered this ____ day of ____________, 2008, pursuant to that certain Asset Purchase Agreement, dated May ___, 2008 (the “Agreement”) between and among Sellers and Buyer.
WITNESSETH:
     WHEREAS, pursuant to the terms of the Agreement, Sellers have agreed to sell to Buyer, and Buyer has agreed to purchase from Sellers, certain of the assets of Sellers and certain of the liabilities of Sellers on the terms and subject to the conditions set forth therein.
     NOW, THEREFORE, in consideration of the premises and the transactions contemplated by the Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.
     2. Buyer does hereby assume, and agrees to perform, pay and discharge all of the Assumed Liabilities and agrees to indemnify, defend and hold Sellers harmless from and against any and all Damages arising from the failure of Buyer to perform, pay or discharge any of the Assumed Liabilities.
     3. Sellers and Buyer agree that this Assumption Agreement is subject to the terms and conditions of the Agreement and that, notwithstanding anything contained herein to the contrary, this Assumption Agreement shall not be deemed to limit or extinguish any obligation of Buyer or Sellers under the Agreement, all of which obligations shall survive the delivery of this Assumption Agreement in accordance with the terms of the Agreement.
     4. This Assumption Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Oklahoma.

     IN WITNESS WHEREOF, the undersigned have executed this Assumption Agreement as of the date first above written.

SELLERS:	PLANO SLEEP CENTER, LTD., a Texas limited partnership
	By:	SC Plano Lab, LLC, its General Partner

By:
Name:
Title:

SOUTHLAKE SLEEP CENTER, LTD., a Texas limited partnership
	By:	Southlake SC, LLC, its General Partner

By:
Name:
Title:

BUYER:	CAPITAL SLEEP MANAGEMENT, LLC
By:
Name:
Title: